EXHIBIT-20.1

        OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
        OAKWOOD ACCEPTANCE CORP. -  SERVICER
        REMITTANCE REPORT
        REPORTING MONTH:   May-00


                                               Scheduled Principal Balance of Contracts
  ----------------------------------------------------------------------------------------------------------------------------

  Beginning                                                                       Ending            Scheduled
  Principal           Scheduled     Prepaid        Liquidated    Contracts        Principal         Gross            Servicing
  Balance             Principal     Principal      Principal     Repurchased      Balance           Interest         Fee
  ----------------------------------------------------------------------------------------------------------------------------
  322,919,398.73    (299,605.20)   (2,582,564.62)    0.00           0.00        320,037,228.91      2,709,951.60    269,099.50
  ============================================================================================================================


      Scheduled                                             Amount
      Pass Thru          Liquidation        Reserve         Available for         Limited       Total
      Interest           Proceeds           Fund Draw       Distribution          Guarantee     Distribution
 -----------------------------------------------------------------------------------------------------------------------
   2,440,852.10            0.00              0.00          5,592,121.42              0.00      5,592,121.42
 =======================================================================================================================

                                             Certificate Account
------------------------------------------------------------------------------------------------------------------------------------
        Beginning                        Deposits                                            Investment              Ending
         Balance              Principal           Interest           Distributions            Interest               Balance
------------------------------------------------------------------------------------------------------------------------------------
       2,307,018.34        2,871,476.69          2,646,282.25        (5,182,870.03)              9,233.90          2,651,141.15
====================================================================================================================================

                       P&I Advances at Distribution Date
--------------------------------------------------------------------------------


      Beginning             Recovered            Current            Ending
       Balance              Advances             Advances           Balance
--------------------------------------------------------------------------------
      443,883.17           -407,356.01       1,297,213.74      1,333,740.90
================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: May-00

Class B Crossover Test                                                            Test Met?
-----------------------------------------------------------------------------------------------
(a) Remittance date on or after October 2004                                          N


(b) Average 60 day Delinquency rate <=             5.5%                               Y




(d) Cumulative losses do not exceed the following
percent of the initial principal balance of all Certificates                          N
                                                                                      N
               Oct. 2004 - Mar. 2006               7%                                 N
               April 2006 - Mar. 2007              8%                                 N
               April 2007 - Sept. 2008             9.5%
               Oct. 2008 and After                 10.5%
                                                                                      Y

(e) Current realized loss ratio <=                 3.00%

(f) Does subordinated cert. percentage equal or
     exceed                                        41.618%
     of stated scheduled pool balance

               Beginning M balances                          32,844,000.00

               Beginning B balances                          32,023,000.00

               Overcollateralization                         11,495,849.57
                                                      ---------------------
                                                             76,362,849.57
               Divided by beginning pool
               balance                                      322,919,398.73
                                                      ---------------------
                                                                   23.648%            N
                                                      =====================


Average 60 day delinquency ratio:

                           Over 60s           Pool Balance               %
                       --------------------------------------------------------

Current Mo              2,207,090.39          320,037,228.91       0.69%
1st Preceding Mo          979,221.82          322,919,398.73       0.30%
2nd Preceding Mo          133,852.33          325,360,029.94       0.04%
                                                  Divided by         3
                                                              ------------------
                                                                   0.34%
                                                              ==================





Cumulative loss ratio:

                       Cumulative losses                0.00
                                         ---------------------
Divided by Initial Certificate Principal      328,440,849.57      0.000%
                                                              ==================


Current realized loss ratio:

                          Liquidation           Pool
                               Losses          Balance
                       -----------------------------------
                Current Mo                      0.00          322,919,398.73
                1st Preceding Mo                0.00          325,360,029.94
                2nd Preceding Mo                0.00          328,440,849.57
                                       -----------------------------------
                                                0.00          325,573,426.08
                                                                                  0.000%
                                                                              ==================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: May-00

                                                                       Delinquency Analysis

                                                   31 to 59 days                60 to 89 days           90 days and Over
                    No. of       Principal                  Principal                Principal                Principal
                    Loans        Balance           #        Balance         #        Balance         #        Balance
                 ---------------------------------------------------------------------------------------------------------
 Excluding Repos      6,430    319,366,085.36     132     4,932,424.92    38      1,776,853.64     10        430,236.75

           Repos         18        671,143.55       2        78,331.80     3        102,285.71     13        490,526.04
                 ---------------------------------------------------------------------------------------------------------

           Total      6,448    320,037,228.91     134     5,010,756.72    41      1,879,139.35     23        920,762.79
                 =========================================================================================================


                                                                                  Repossession Analysis
                                                       Active Repos            Reversal         Current Month
                             Total Delinq.             Outstanding           (Redemption)           Repos           Cumulative Repos
                                    Principal           Principal             Principal            Principal            Principal
                         #          Balance      #      Balance         #      Balance      #      Balance        #     Balance
                 ------------------------------------------------------------------------------------------------------------------
 Excluding Repos     180        7,139,515.31     18      671,143.55     0       0.00     13         493,770.59   18     671,281.74

           Repos      18          671,143.55
                 ----------------------------

           Total     198        7,810,658.86
                 ============================

                     3.1%               2.44%
                 ==============================

 OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
 OAKWOOD ACCEPTANCE CORP. -  SERVICER
 REMITTANCE REPORT
 REPORTING MONTH: May-00

 REPOSSESSION LIQUIDATION REPORT

                              Liquidated                                                         Net
         Account   Customer   Principal      Sales        Insur.    Total     Repossession   Liquidation    Unrecov.   FHA Insurance
  FHA?   Number      Name      Balance      Proceeds     Refunds   Proceeds     Expenses      Proceeds      Advances     Coverage
------------------------------------------------------------------------------------------------------------------------------------
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                                                                     0.00                        0.00
                             -------------------------------------------------------------------------------------------------------
                                 0.00         0.00        0.00       0.00         0.00           0.00         0.00         0.00
                             =======================================================================================================


            Net               Current
         Pass Thru           Period Net         Cumulative
          Proceeds          Gain/(Loss)      Gain/(Loss)
---------------------------------------------------------------
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
           0.00                 0.00
 ----------------------------------------
           0.00                 0.00              0.00
 ======================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: May-00

CERTIFICATE PRINCIPAL ANALYSIS

                     PRINCIPAL

                                                                   Beginning              Beginning
Senior                                  Original Certificate      Certificate        Principal Shortfall   Current Principal
Certificates                                  Balance               Balance              Carry-Over               Due
------------------------------------------------------------------------------------------------------------------------------
A-1                                        65,000,000.00          58,483,405.33             0.00           2,882,169.82

A-2                                        23,000,000.00          23,000,000.00             0.00                   0.00

A-3                                        14,000,000.00          14,000,000.00             0.00                   0.00

A-4                                        25,000,000.00          25,000,000.00             0.00                   0.00

A-5                                       125,078,000.00         125,078,000.00             0.00                   0.00

                                        --------------------------------------------------------------------------------------
Total Certificate Principal Bal.          252,078,000.00         245,561,405.33             0.00           2,882,169.82
                                        ======================================================================================


                                                                          Accelerated
                                                     Ending Principal      Principal          Ending                  Principal Paid
Senior                                  Current      Shortfall Carry-     Distribution      Certificate                 Per $1,000
Certificates                         Principal Paid        Over              Amount           Balance     Pool Factor  Denomination
------------------------------------------------------------------------------------------------------
A-1                                2,882,169.82           0.00         400,095.80        55,201,139.71     84.92483%   50.49639

A-2                                        0.00           0.00               0.00        23,000,000.00    100.00000%    0.00000

A-3                                        0.00           0.00               0.00        14,000,000.00    100.00000%    0.00000

A-4                                        0.00           0.00               0.00        25,000,000.00    100.00000%    0.00000

A-5                                        0.00           0.00               0.00       125,078,000.00    100.00000%    0.00000

                                   -------------------------------------------------------------------
Total Certificate Principal Bal.   2,882,169.82           0.00         400,095.80       242,279,139.71
                                   ===================================================================


                                                                      Beginning        Beginning
Subordinate                                      Original Certificate Certificate      Principal Shortfall   Current Principal
Certificates                                     Balance              Balance          Carry-Over            Due
                                                 -----------------------------------------------------------------------------
M-1                                                20,527,000.00     20,527,000.00         0.00                 0.00
M-1 Outstanding Writedown                                                     0.00

M-2                                                12,317,000.00     12,317,000.00         0.00                 0.00
M-2 Outstanding Writedown                                                     0.00

B-1                                                13,138,000.00     13,138,000.00         0.00                 0.00
B-1 Outstanding Writedown                                                     0.00

B-2                                                18,885,000.00     18,885,000.00         0.00                 0.00
B-2 Outstanding Writedown                                                     0.00

Excess Asset Principal Balance                     11,495,849.57     12,490,993.40
                                                 -----------------------------------------------------------------------------

Total Excluding Writedown Balances                 76,362,849.57     77,357,993.40         0.00                 0.00
                                                 =============================================================================

All Certificates Excluding Writedown Balances      28,440,849.57    322,919,398.73         0.00         2,882,169.82
                                                 =============================================================================


                                                                                                                 Accelerated
                                                                          Ending Principal     Current           Principal
Subordinate                                          Current              Shortfall Carry-     Writedown/        Distribution
Certificates                                         Principal Paid       Over                 (Writeup)         Amount
                                                 -----------------------------------------------------------------------------------
M-1                                                     0.00                 0.00                 0.00
M-1 Outstanding Writedown                                                                         0.00

M-2                                                     0.00                 0.00                 0.00
M-2 Outstanding Writedown                                                                         0.00

B-1                                                     0.00                 0.00                 0.00
B-1 Outstanding Writedown                                                                         0.00

B-2                                                     0.00                 0.00                 0.00
B-2 Outstanding Writedown                                                                         0.00

Excess Asset Principal Balance                                                                                (400,095.80)
                                                ------------------------------------------------------------------------------------

Total Excluding Writedown Balances                      0.00                 0.00                 0.00        (400,095.80)
                                                ====================================================================================

All Certificates Excluding Writedown Balances   2,882,169.82                 0.00                 0.00               0.00
                                                ====================================================================================

                                                   Ending                              Principal Paid
Subordinate                                        Certificate                           Per $1,000
Certificates                                       Balance             Pool Factor      Denomination
                                                -----------------
M-1                                               20,527,000.00        100.00000%           0.00000
M-1 Outstanding Writedown                                  0.00

M-2                                               12,317,000.00        100.00000%           0.00000
M-2 Outstanding Writedown                                  0.00

B-1                                               13,138,000.00        100.00000%           0.00000
B-1 Outstanding Writedown                                  0.00

B-2                                               18,885,000.00        100.00000%           0.00000
B-2 Outstanding Writedown                                  0.00

Excess Asset Principal Balance                    12,891,089.20
                                                ----------------------------------------------------

Total Excluding Writedown Balances                77,758,089.20
                                                ================

All Certificates Excluding Writedown Balances    320,037,228.91
                                                ================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MO. MONTH  May-00

CERTIFICATE INTEREST ANALYSIS

                                                                              Current
                        Pass      Beginning Carry-                          Carry-Over                          Ending
Senior                 Through      Over Priority     Current Priority   Priority Interest                    Carry-Over
Certificates            Rate      Interest Balance    Interest Accrual        Accrual           Paid         Balance
                    ------------------------------------------------------------------------------------------------------
A-1                    6.6725%          0.00           336,031.84              0.00           336,031.84        0.00

A-2                    7.7650%          0.00           148,829.17              0.00           148,829.17        0.00

A-3                    7.9450%          0.00            92,691.67              0.00            92,691.67        0.00

A-4                    8.1500%          0.00           169,791.67              0.00           169,791.67        0.00

A-5                    8.1600%          0.00           850,530.40              0.00           850,530.40        0.00
                               --------------------------------------------------------------------------------------

Total                                   0.00         1,597,874.75              0.00         1,597,874.75        0.00
                               ======================================================================================

                            Interest
                            Paid Per
Senior                       1000               Total Class
Certificates             Denomination           Distribution
                    ----------------------------------------------
A-1                         5.16972           3,618,297.46

A-2                         6.47083             148,829.17

A-3                         6.62083              92,691.67

A-4                         6.79167             169,791.67

A-5                         6.80000             850,530.40
                                    -----------------------

Total                                         4,880,140.37
                                    =======================

                                                                              Current                                Ending
                        Pass     Beginning Carry-                           Carry-Over                             Carry-Over
Subordinate            Through     Over Priority      Current Priority   Priority Interest  Priority Interest   Priority Interest
Certificates            Rate     Interest Balance     Interest Accured        Accured              Paid              Balance
                    ----------------------------------------------------------------------------------------------------------------
M-1                   8.3000%             0.00           141,978.42            0.00           141,978.42                0.00


M-2                   8.2500%             0.00            84,679.38            0.00            84,679.38                0.00


B-1                   8.2500%             0.00            90,323.75            0.00            90,323.75                0.00

B-2                   8.0000%             0.00           125,900.00            0.00           125,900.00                0.00

X                                   995,143.83           400,095.80            0.00                 0.00        1,395,239.63

R                                         0.00                 0.00            0.00                 0.00                0.00

Service Fee           1.0000%             0.00           269,099.50            0.00           269,099.50                0.00
                              ------------------------------------------------------------------------------------------------------

Total                               995,143.83         1,112,076.85            0.00           711,981.05        1,395,239.63
                              ======================================================================================================

 All Certificates                   995,143.83         2,709,951.60            0.00         2,309,855.80        1,395,239.63
                              ======================================================================================================


                       Beginning                       Current                           Ending         Interest
                      Carry-Over       Current        Carry-Over                       Carry-Over       Paid Per
Subordinate            Writedown      Writedown       Writedown         Writedown      Writedown          1000         Total Class
Certificates         Int. Balance    Int. Accrued    Int. Accrued     Interest Paid   Int. Balance    Denomination     Distribution
                    ----------------------------------------------------------------------------------------------------------------
M-1                      0.00           0.00           0.00               0.00          0.00          6.91667          141,978.42


M-2                      0.00           0.00           0.00               0.00          0.00          6.87500           84,679.38


B-1                      0.00           0.00           0.00               0.00          0.00          6.87500           90,323.75

B-2                      0.00           0.00           0.00               0.00          0.00          6.66667          125,900.00

X                                                                                                                            0.00

R                                                                                                                            0.00

Service Fee                                                                                                            269,099.50
                     ------------------------------------------------------------------------                 --------------------

Total                    0.00           0.00           0.00               0.00          0.00                           711,981.05
                     ========================================================================                 ====================

 All Certificates        0.00           0.00           0.00               0.00          0.00                         5,592,121.42
                     ========================================================================                 ====================


                                                                   Cumulative X Interest Shortfall                  1,395,239.63
                                                                   Cumulative Accelerated Prin. Disb.              (1,395,239.63)
                                                                                                              -------------------
                                                                                                                            0.00
                                                                                                             ====================